                                                                    Exhibit 10.1

             THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      THIS  THIRD  AMENDED  AND  RESTATED  LOAN  AND  SECURITY  AGREEMENT  (this
"AGREEMENT")  dated May 14, 2007 (the  "EFFECTIVE  DATE") between SILICON VALLEY
BANK,  a  California  corporation  ("BANK"),  GlobalOptions,  Inc.,  a  Delaware corporation  ("GLOBALOPTIONS")  and The Bode Technology Group,  Inc., a Delaware
corporation  ("BODE",  and together with  GlobalOptions,  each a "BORROWER" and, collectively  the  "BORROWERS"),  provides the terms on which Bank shall lend to
Borrowers and Borrowers  shall repay Bank.  This  Agreement  amends and restates that certain  Second  Amended and Restated Loan and Security  Agreement  between
Bank and GlobalOptions,  dated October 12, 2006 (the "PRIOR AGREEMENT"),  in its entirety. The parties agree as follows:

      1     ACCOUNTING AND OTHER TERMS

      Accounting  terms  not  defined  in  this  Agreement  shall  be  construed following GAAP.  Calculations  and  determinations  must be made following GAAP.
Capitalized  terms  not  otherwise  defined  in this  Agreement  shall  have the meanings set forth in Section 13. All other terms  contained in this  Agreement, unless otherwise  indicated,  shall have the meaning provided by the Code to the extent such terms are defined therein.

      2     LOAN AND TERMS OF PAYMENT

      2.1   PROMISE  TO  PAY.   Borrowers,   jointly   and   severally,   hereby
unconditionally  promises to pay Bank the  outstanding  principal  amount of all
Credit  Extensions  and accrued and unpaid  interest  thereon as and when due in accordance with this Agreement.

      2.1.1 REVOLVING ADVANCES.

            (a)   AVAILABILITY.  Subject  to the  terms and  conditions  of this
Agreement  and to deduction of Reserves,  Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date,  reborrowed,  subject to the applicable  terms and conditions precedent herein.

            (b)   TERMINATION;  REPAYMENT.  The Revolving Line terminates on the
Revolving Line Maturity  Date,  when the principal  amount of all Advances,  the unpaid interest  thereon,  and all other  Obligations  relating to the Revolving
Line shall be immediately due and payable.

      2.1.2 LETTERS OF CREDIT SUBLIMIT.

            (a)   As part of the Revolving Line, Bank shall issue or have issued
Letters of Credit for each Borrower's  account.  Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise  available for Advances under the  Revolving  Line.  The face  amount of  outstanding  Letters of Credit
(including  drawn but  unreimbursed  Letters  of Credit and any Letter of Credit
Reserve)  may not  exceed  the  Sublimit  Availability  Amount  minus (i) the FX
Reserve and (ii) outstanding amounts used for Cash Management  Services.  If, on the Revolving Line Maturity Date,  there are any outstanding  Letters of Credit, then on such date the relevant Borrower shall provide to Bank cash collateral in an amount  equal to 105% of the face  amount of all such  Letters of Credit plus all interest,  fees, and costs due or to become due in connection  therewith (as estimated  by Bank in its good faith  business  judgment),  to secure all of the
Obligations  relating to said Letters of Credit.  All Letters of Credit shall be in form and  substance  acceptable to Bank in its sole  discretion  and shall be subject to the terms and conditions of Bank's standard Application and Letter of
Credit  Agreement  (the  "LETTER  OF CREDIT  APPLICATION").  Borrower  agrees to execute any further  documentation  in connection  with the Letters of Credit as
Bank  may  reasonably  request.  Borrowers  further  agree  to be  bound  by the regulations  and  interpretations  of  the  issuer  of  any  Letters  of  Credit
guarantied   by  Bank  and  opened  for  a  Borrower's   account  or  by  Bank's
interpretations of any Letter of Credit issued by Bank for a Borrower's account, and each Borrower  understands  and agrees that Bank shall not be liable for any error, negligence,  or mistake, whether of omission or commission,  in following such Borrower's  instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

            (b)   The obligation of Borrowers to immediately  reimburse Bank for drawings  made under  Letters of Credit  shall be absolute,  unconditional,  and irrevocable,  and shall be performed  strictly in  accordance  with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

            (c)   Borrowers  may  request  that  Bank  issue a Letter  of Credit payable in a Foreign  Currency.  If a demand for  payment is made under any such
Letter of Credit, Bank shall treat such demand as an Advance to Borrowers of the equivalent of the amount thereof (plus fees and charges in connection  therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

            (d)   To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign  Currency,  Bank shall create a reserve (the "LETTER OF CREDIT RESERVE") under the Revolving Line in an amount  equal to ten percent  (10%) of the face amount of such Letter of Credit.
The amount of the Letter of Credit  Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit
Reserve for as long as such Letter of Credit remains outstanding.

      2.1.3 FOREIGN EXCHANGE SUBLIMIT.  As part of the Revolving Line, Borrowers may enter into foreign exchange contracts with Bank under which Borrowers commit to purchase from or sell to Bank a specific amount of Foreign  Currency (each, a
"FX FORWARD  CONTRACT") on a specified date (the "SETTLEMENT  DATE"). FX Forward
Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding  FX Forward  Contract  in a maximum  aggregate  amount  equal to the
Sublimit Availability Amount minus (i) the face amount of outstanding Letters of
Credit and any Letter of Credit  Reserve and (ii)  outstanding  amounts used for
Cash Management Services (the "FX RESERVE").  The aggregate amount of FX Forward
Contracts  at any one time may not  exceed  ten (10)  times the amount of the FX
Reserve.

      2.1.4 CASH MANAGEMENT SERVICES SUBLIMIT. Borrowers may use up the Sublimit
Availability  Amount  minus  (i) the FX  Reserve  and (ii) the  face  amount  of outstanding Letters of Credit and any Letter of Credit Reserve,  for Bank's cash management  services  which may include  merchant  services,  direct  deposit of payroll,  business credit card, and check cashing services  identified in Bank's various cash management services agreements (collectively,  the "CASH MANAGEMENT
SERVICES").  Any amounts used by Borrowers for Cash Management  Services will be treated as  Advances  under the  Revolving  Line,  will  accrue  interest at the interest  rate  applicable  to  Advances,  and will reduce the amount  otherwise available for Credit Extensions thereunder.

      2.2   OVERADVANCES.  If at any  time or for any  reason  the  total of all outstanding Advances and all other monetary Obligations exceeds the Availability
Amount (an  "OVERADVANCE"),  Borrowers  shall  immediately pay the amount of the excess in cash to Bank,  without notice or demand.  Without limiting  Borrowers'
obligation to repay to Bank the amount of any  Overadvance,  Borrowers  agree to pay Bank interest on the  outstanding  amount of any  Overadvance at the Default
Rate, if such Overadvance is not paid within 3 days of Borrower's knowledge that such Overadvance exists and on demand from Bank.

      2.3   PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

            (a)   INTEREST  RATE.   Subject  to  Section  2.3(b),   the  amounts
outstanding  under the  Revolving  Line shall accrue  interest at a floating per annum  rate  equal to the  Applicable  Rate,  which  interest  shall be  payable monthly.

            (b)   DEFAULT RATE.  Immediately  upon the occurrence and during the continuance  of an Event of Default,  Obligations  shall bear interest at a rate per annum  which is five  percentage  points  above  the rate that is  otherwise applicable thereto (the "DEFAULT RATE").  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted  alternative to timely  payment  and shall not  constitute  a waiver of any Event of  Default or otherwise prejudice or limit any rights or remedies of Bank.

            (c)   ADJUSTMENT TO INTEREST  RATE.  Changes to the interest rate of any Credit  Extension  based on changes to the Prime Rate shall be  effective on the effective date of any change to the Prime Rate and to the extent of any such change.

            (d)   360-DAY  YEAR.  Interest  shall be  computed on the basis of a
360-day year for the actual number of days elapsed.

                                      -2-

            (e)   DEBIT OF ACCOUNTS.  Bank may debit any of  Borrowers'  deposit accounts,  including the Designated Deposit Accounts, for principal and interest payments or any other amounts  Borrowers  owe Bank when due.  These debits shall not constitute a set-off.

            (f)   PAYMENT;  INTEREST  COMPUTATION;  FLOAT  CHARGE.  Interest  is
payable monthly on the last calendar day of each month. In computing interest on the Obligations,  all Payments received after 12:00 p.m. Pacific time on any day shall be deemed  received on the next Business Day. In addition,  so long as any principal or interest with respect to any Credit Extension remains  outstanding,
Bank shall be entitled to charge  Borrowers a "float"  charge in an amount equal to three (3) Business  Days  interest,  at the interest  rate  applicable to the
Credit  Extensions,  on all Payments  received by Bank. Said float charge is not included in interest for purposes of computing Minimum Monthly Interest (if any)
under this  Agreement.  The float  charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrowers'
accounts for the amount of any item of payment which is  unsatisfactory  to Bank in its good faith business judgment, and Bank may charge a Borrower's Designated
Deposit  Account for the amount of any item of payment which is returned to Bank unpaid.

      2.4   FEES.  Borrowers shall pay to Bank:

            (a)   COMMITMENT FEE. A fully earned,  non-refundable commitment fee of One Hundred Twelve Thousand Five Hundred Dollars ($112,500), on the Effective
Date, LESS an amount  determined by dividing the commitment fee paid by Borrower to Bank upon  execution of the Prior  Agreement by 360,  and  multiplied  by the number of days from and  including  October 12, 2006 though the date that is one day prior to the Effective Date;

            (b)   LETTER OF CREDIT FEE.  Bank's  customary fees and expenses for the  issuance or renewal of Letters of Credit,  upon the  issuance or renewal of such Letter of Credit by Bank;

            (c)   TERMINATION  FEE. The  termination fee as set forth in Section
12.1.

            (d)   UNUSED  REVOLVING  LINE  FACILITY  FEE.  A  fee  (the  "UNUSED
REVOLVING LINE FACILITY FEE"), which fee shall be paid quarterly, in arrears, on a calendar  year  basis,  in an amount  equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined by Bank; provided,  however, that if the Credit Parties maintain an average of $3,000,000,  in the aggregate, in their non-interest  bearing deposit accounts with Bank in a calendar quarter, the Unused Revolving Line Facility Fee for such calendar quarter will be waived.
Borrowers shall not be entitled to any credit, rebate or repayment of any Unused
Revolving Line Facility Fee  previously  earned by Bank pursuant to this Section notwithstanding  any termination of the Agreement,  or suspension or termination of Bank's obligation to make loans and advances hereunder; and

            (e)   BANK  EXPENSES.   All  Bank  Expenses  (including   reasonable
attorneys'  fees  and  expenses  for   documentation  and  negotiation  of  this
Agreement) incurred through and after the Effective Date, when due.

      3     CONDITIONS OF LOANS

      3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.  Bank's obligation to make the initial Credit Extension is subject to the condition  precedent that
Borrower shall consent to or have delivered,  in form and substance satisfactory to Bank,  such  documents,  and  completion of such other  matters,  as Bank may reasonably deem necessary or appropriate, including, without limitation:

            (a)   duly executed  original  signatures  to the Loan  Documents to which it is a party;

            (b)   duly executed original  signatures to the completed  Corporate
Borrowing Certificates for each Borrower;

            (c)   duly executed original  signatures to the completed  Corporate
Guaranty Certificate for Guarantor;

            (d)   the Reaffirmation of Guaranty executed by Guarantor;

                                      -3-

            (e)   good standing certificates for each Borrower and for Guarantor from the Secretary of State of Delaware and, with regard to  GlobalOptions,  the
Washington DC  Corporations  Division and, with regard to Bode, the Secretary of the  Commonwealth  of  Virginia,  and,  with regard to  Guarantor,  the New York
Department of State, all dated within 30 days of the date hereof,

            (f)   the Perfection  Certificates completed and executed by each of the Borrowers and Guarantor.

            (g)   evidence  satisfactory  to Bank  that the  insurance  policies required  by Section  6.4 hereof are in full  force and  effect,  together  with appropriate  evidence showing loss payable and/or additional  insured clauses or endorsements in favor of Bank; and

            (h)   payment of the fees and Bank Expenses then due as specified in
Section 2.4 hereof.

      3.2   CONDITIONS   PRECEDENT   TO   ALL   CREDIT   EXTENSIONS.    Bank's
obligations  to make each  Credit  Extension,  including  the  initial  Credit
Extension, is subject to the following:

            (a)   except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report (and any schedules thereto);

            (b)   the  representations and warranties in Section 5 shall be true in all  material  respects  on the  date of the  Transaction  Report  and on the
Funding Date of each Credit Extension;  provided, however, that such materiality qualifier  shall not be applicable to any  representations  and warranties  that already are  qualified  or  modified by  materiality  in the text  thereof;  and provided,  further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date,  and no Default or Event of Default  shall have occurred and be continuing  or result  from the  Credit  Extension.  Each  Credit  Extension  is
Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality  qualifier shall not be applicable to any  representations and warranties that already are qualified or modified by materiality in the text thereof;  and  provided,  further  that  those  representations  and  warranties expressly  referring to a specific date shall be true,  accurate and complete in all material respects as of such date; and

            (c)   in  Bank's  sole  discretion,  there  has not been a  Material
Adverse Change.

      3.3   COVENANT  TO DELIVER.  Borrowers  agree to deliver to Bank each item required to be  delivered  to Bank under this  Agreement  as a condition  to any
Credit  Extension.  Borrowers  expressly  agree that the  extension  of a Credit
Extension  prior to the receipt by Bank of any such item shall not  constitute a waiver by Bank of  Borrowers'  obligation  to deliver  such  item,  and any such extension in the absence of a required item shall be in Bank's sole discretion.

      3.4   PROCEDURES FOR BORROWING.  Subject to the prior  satisfaction of all other  applicable  conditions  to the  making  of an  Advance  set forth in this
Agreement,  to obtain an Advance  (other than Advances  under  Sections 2.1.2 or
2.1.4),  Borrower  shall  notify Bank (which  notice  shall be  irrevocable)  by electronic  mail,  facsimile,  or  telephone  by 12:00 p.m.  Pacific time on the
Funding Date of the Advance.  Together  with such  notification,  Borrower  must promptly deliver to Bank by electronic mail or facsimile a completed Transaction
Report (and any schedules  thereto) executed by a Responsible  Officer or his or her designee.  Bank shall credit Advances to the Borrower's  Designated  Deposit
Account.  Bank may make Advances under this Agreement based on instructions from a  Responsible  Officer or his or her  designee or without  instructions  if the
Advances are necessary to meet Obligations  which have become due. Bank may rely on any  telephone  notice given by a person whom Bank  believes is a Responsible
Officer or designee.

      4     CREATION OF SECURITY INTEREST

      4.1   GRANT OF SECURITY  INTEREST.  Borrower hereby grants Bank, to secure the payment and  performance  in full of all of the  Obligations,  a  continuing security  interest in, and pledges to Bank, the  Collateral,  wherever  located, whether  now owned or  hereafter  acquired  or  arising,  and all  proceeds  and products thereof. Borrower represents, warrants, and covenants that the security interest  granted  herein  is and  shall  at all  times  continue  to be a first

                                      -4-

priority  perfected  security  interest  in  the  Collateral  (subject  only  to
Permitted  Liens  that may have  superior  priority  to Bank's  Lien  under this
Agreement).  If Borrower shall acquire a commercial  tort claim,  Borrower shall promptly  notify Bank in a writing  signed by  Borrower  of the general  details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement,  with such writing to be in form and substance reasonably satisfactory to Bank.

      If this  Agreement  is  terminated,  Bank's Lien in the  Collateral  shall continue until the Obligations (other than inchoate  indemnity  obligations) are repaid in full in cash.  Upon payment in full in cash of the  Obligations and at such time as Bank's  obligation to make Credit  Extensions has terminated,  Bank shall, at Borrower's sole cost and expense,  release its Liens in the Collateral and all rights therein shall revert to Borrower.

      4.2   AUTHORIZATION   TO  FILE  FINANCING   STATEMENTS.   Borrower  hereby
authorizes Bank to file financing statements,  without notice to Borrower,  with all  appropriate  jurisdictions  to perfect or protect Bank's interest or rights hereunder,  including a notice that any disposition of the Collateral, by either
Borrower  or any other  Person,  shall be deemed to  violate  the rights of Bank under the Code.

      5     REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants as follows:

      5.1   DUE ORGANIZATION,  AUTHORIZATION;  POWER AND AUTHORITY.  Borrower is
duly  existing and in good  standing in its  jurisdiction  of  formation  and is qualified  and  licensed  to  do  business  and  is  in  good  standing  in  any jurisdiction  in which the conduct of its business or its  ownership of property requires  that it be  qualified  except  where  the  failure  to do so could not reasonably be expected to have a material adverse effect on Borrower's business.
In connection  with this  Agreement,  Borrower has  delivered to Bank  completed certificates  each  signed by Borrower  and  Guarantor,  respectively,  entitled
"Perfection  Certificate".  Borrower  represents  and  warrants to Bank that (a)
Borrower's exact legal name is that indicated on the Perfection  Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection  Certificate;  (c) the
Perfection   Certificate   accurately  sets  forth   Borrower's   organizational
identification  number or  accurately  states that  Borrower  has none;  (d) the
Perfection  Certificate  accurately sets forth Borrower's place of business, or, if more  than one,  its chief  executive  office as well as  Borrower's  mailing address (if different than its chief executive  office);  (e) Borrower (and each of  its  predecessors)  has  not,  in the  past  five  (5)  years,  changed  its
jurisdiction   of   formation,   organizational   structure  or  type,   or  any
organizational  number assigned by its jurisdiction,  other than as disclosed to
Bank in  writing;  and (f) all other  information  set  forth on the  Perfection
Certificate  pertaining to Borrower and each of its Subsidiaries is accurate and complete  (it being  understood  and agreed that  Borrower may from time to time update certain  information in the  Perfection  Certificate  after the Effective
Date  to the  extent  permitted  by one or  more  specific  provisions  in  this
Agreement).

      The execution,  delivery and performance by Borrower of the Loan Documents to which it is a party have been duly  authorized,  and do not (i) conflict with any of Borrower's  organizational  documents,  (ii)  contravene,  conflict with, constitute a default  under or violate any material  Requirement  of Law,  (iii)
contravene,   conflict  or  violate  any  applicable  order,   writ,   judgment,
injunction,  decree,  determination  or award of any  Governmental  Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or  affected,  (iv)  require  any  action  by,  filing,  registration,  or qualification  with, or Governmental  Approval from, any Governmental  Authority
(except such Governmental  Approvals which have already been obtained and are in full force and effector (v)  constitute  an event of default  under any material agreement  by which  Borrower  is bound.  Borrower  is not in default  under any agreement  to which it is a party or by which it is bound in which  the  default could  reasonably  be expected to have a material  adverse  effect on Borrower's business.

      5.2   COLLATERAL. Borrower has good title to, has rights in, and the power to transfer each item of the  Collateral  upon which it purports to grant a Lien hereunder,  free and clear of any and all Liens except Permitted Liens. Borrower has no deposit  accounts other than the deposit  accounts with Bank, the deposit accounts,  if any, described in the Perfection  Certificate delivered to Bank in connection  herewith,  or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

      The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral  shall be maintained at locations other than

                                      -5-

as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee,  then Borrower  will first receive the written  consent of Bank and such  bailee  must  acknowledge  in  writing  that the  bailee is  holding  such
Collateral for the benefit of Bank.

      All Inventory is in all material respects of good and marketable  quality, free from material defects.

      Borrower  is the  sole  owner of its  intellectual  property,  except  for non-exclusive  licenses  granted  to its  customers  in the  ordinary  course of business.  Each patent is valid and enforceable and no part of the  intellectual property has been judged invalid or  unenforceable,  in whole or in part, and to the best of  Borrower's  knowledge,  no claim has been made that any part of the intellectual property violates the rights of any third party.

      Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material  license or other  agreement with respect to which
Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property,  or (b) for which a default under or termination of could interfere with the Bank's right to sell any  Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such  license  or  agreement  (other  than  over-the-counter  software  that  is commercially  available to the public).  Borrower  shall take such steps as Bank requests  to obtain the consent  of, or waiver by, any person  whose  consent or waiver  is  necessary  for (x) all such  licenses  or  agreements  to be  deemed
"Collateral" and for Bank to have a security interest in it that might otherwise be  restricted  or  prohibited  by law or by the  terms of any such  license  or agreement,  whether now existing or entered into in the future,  and (y) Bank to have the ability in the event of a liquidation  of any  Collateral to dispose of such  Collateral  in  accordance  with  Bank's  rights and  remedies  under this
Agreement and the other Loan Documents.

      5.3   ACCOUNTS RECEIVABLE.

            (a)   For each Account with respect to which Advances are requested, on the date each  Advance  is  requested  and  made,  such  Account  shall be an
Eligible Account.

             (b)  All statements made and all unpaid  balances  appearing in all invoices,  instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices,  instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be.
Whether or not an Event of Default  has  occurred  and is  continuing,  Bank may notify any Account Debtor owing Borrower  money of Bank's  security  interest in such funds and verify the amount of such Eligible  Account.  All sales and other transactions  underlying  or giving  rise to each  Account  shall  comply in all
material   respects  with  all  applicable  laws  and  governmental   rules  and
regulations.  Borrower  has no  knowledge  of any actual or imminent  Insolvency
Proceeding of any Account Debtor whose  accounts are an Eligible  Account in any
Transaction  Report.  To the best of Borrower's  knowledge,  all  signatures and endorsements  on all  documents,  instruments,  and  agreements  relating to all
Accounts are genuine,  and all such  documents,  instruments  and agreements are legally enforceable in accordance with their terms.

      5.4   LITIGATION.  There are no actions or proceedings  pending or, to the knowledge  of the  Responsible  Officers,  threatened  in  writing by or against
Borrower or any of its  Subsidiaries  involving  more than One Hundred  Thousand
Dollars ($100,000.00).

      5.5   NO MATERIAL  DEVIATION IN  FINANCIAL  STATEMENTS.  All  consolidated financial statements for Borrower and any of its Subsidiaries  delivered to Bank fairly  present  in all  material  respects  Borrower's  consolidated  financial condition and Borrower's consolidated results of operations.  There has not been any material deterioration in Borrower's  consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.6   SOLVENCY.  The fair salable  value of Borrower's  assets  (including goodwill minus  disposition  costs)  exceeds the fair value of its  liabilities;
Borrower is not left with  unreasonably  small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

      5.7    REGULATORY COMPLIANCE.  Borrower is not an "investment company" or a company  "controlled"  by an "investment  company" under the Investment  Company
Act.  Borrower is not engaged as one of its  important  activities  in extending credit for margin stock (under  Regulations T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material  respects with the Federal

                                      -6-

Fair Labor  Standards Act.  Neither  Borrower nor any of its  Subsidiaries  is a
"holding  company" or an  "affiliate"  of a "holding  company" or a  "subsidiary company"  of a "holding  company" as each term is defined and used in the Public
Utility  Holding  Company  Act of 2005.  Borrower  has not  violated  any  laws, ordinances or rules, the violation of which could reasonably be expected to have a material  adverse  effect on its  business.  None of  Borrower's or any of its
Subsidiaries'  properties or assets has been used by Borrower or any  Subsidiary or, to the best of  Borrower's  knowledge,  by previous  Persons,  in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its  Subsidiaries  have  obtained  all  consents, approvals and  authorizations  of, made all  declarations  or filings with,  and given all notices to, all Government  Authorities that are necessary to continue their respective businesses as currently conducted.

      5.8   SUBSIDIARIES;   INVESTMENTS.   Borrower  does  not  own  any  stock,
partnership   interest  or  other  equity   securities   except  for   Permitted
Investments.

      5.9   TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed all  required  tax returns and  reports,  and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower.  Borrower may defer payment of any contested  taxes,  provided that  Borrower  (a) in good faith  contests its  obligation  to pay the taxes by appropriate  proceedings promptly and diligently  instituted and conducted,  (b)
notifies Bank in writing of the  commencement  of, and any material  development in,  the  proceedings,  (c) posts  bonds or takes any other  steps  required  to prevent the governmental authority levying such contested taxes from obtaining a
Lien upon any of the Collateral that is other than a "Permitted Lien".  Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years  which  could  result in  additional  taxes  becoming  due and  payable by
Borrower.  Borrower has paid all amounts  necessary to fund all present pension, profit sharing and deferred  compensation  plans in accordance with their terms, and Borrower has not  withdrawn  from  participation  in, and has not  permitted partial or complete  termination  of, or permitted  the  occurrence of any other event with  respect  to, any such plan which  could  reasonably  be  expected to result in any  liability of  Borrower,  including  any  liability to the Pension
Benefit Guaranty Corporation or its successors or any other governmental agency.

      5.10  USE OF  PROCEEDS.  Borrower  shall use the  proceeds  of the  Credit
Extensions   solely  as  working  capital  and  to  fund  its  general  business requirements and not for personal, family, household or agricultural purposes.

      5.11  FULL  DISCLOSURE.  No  written  representation,  warranty  or  other statement of Borrower in any certificate or written  statement given to Bank, as of the date such  representation,  warranty,  or other statement was made, taken together  with all such written  certificates  and written  statements  given to
Bank,  contains  any untrue  statement  of a  material  fact or omits to state a material fact necessary to make the statements  contained in the certificates or statements not misleading (it being  recognized by Bank that the projections and forecasts  provided  by  Borrower  in  good  faith  and  based  upon  reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such  projections and forecasts may differ from the projected or forecasted results).

      6     AFFIRMATIVE COVENANTS

      Each Borrower shall do all of the following:

      6.1   GOVERNMENT COMPLIANCE.

            (a)   Each  Borrower  shall  maintain its and all its  Subsidiaries'
legal existence and good standing in their respective jurisdictions of formation and  maintain  qualification  in each  jurisdiction  in which the  failure to so qualify would  reasonably be expected to have a material  adverse effect on such
Borrower's  business or operations.  Each Borrower  shall comply,  and have each
Subsidiary  comply,  with all laws,  ordinances  and  regulations to which it is subject,  noncompliance  with which could have a material adverse effect on such
Borrower's business.

            (b)   Each Borrower shall obtain all of the  Governmental  Approvals necessary for the performance by such Borrower of its obligations under the Loan
Documents to which it is a party and the grant of a security interest to Bank in all of its property.  Each Borrower  shall  promptly  provide copies of any such obtained Governmental Approvals to Bank.

                                      -7-

      6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

            (a)   GlobalOptions  shall  provide  Bank,  on behalf of itself  and
Bode, with the following:

                  (i) a Transaction  Report (and any schedules thereto) (A) when
Borrowers' aggregate Liquidity is greater than $15,0000, then once per month (no later than the 15th day of such month), (B) when Borrowers'  aggregate Liquidity is less than or equal to $15,0000,  but greater than  $10,000,000 then twice per month (no later the 15th and last day of each month) and (C) at all other times, weekly (on Wednesday of each such week);

                  (ii) within fifteen (15) days after the end of each month, (A)
monthly accounts  receivable agings,  aged by invoice date, (B) monthly accounts payable agings,  aged by invoice date, and outstanding or held check  registers, if any, and (C) a schedule of Deferred Revenue.

                  (iii) as soon as  available,  and in any event  within  thirty
(30) days after the end of each month, monthly consolidated  unaudited financial statements;  provided,  however,  that if no  Advances  or Letters of Credit are outstanding  at the end a month,  Borrower may deliver its financial  statements for such month no later than forty five (45) days after the end of such month;

                  (iv)  within  thirty  (30) days  after the end of each month a monthly Compliance Certificate signed by a Responsible Officer,  certifying that as of the end of such month,  Borrowers were in full  compliance with all of the terms and conditions of this Agreement,  and setting forth calculations  showing compliance  with the financial  covenants  set forth in this  Agreement and such
other  information  as  Bank  shall  reasonably  request,   including,   without
limitation, a statement that at the end of such month there were no held checks;

                  (v) within  thirty  (30) days prior to the end of each  fiscal
year  of  GlobalOptions,   (A)  annual  operating   budgets   (including  income
statements,  balance sheets and cash flow statements, by month) for the upcoming fiscal  year of each  Borrower,  and (B) annual  financial  projections  for the following  fiscal  year (on a quarterly  basis) as  approved by each  Borrowers'
board of directors,  together with any related  business  forecasts  used in the preparation of such annual financial projections; and

                  (vi) as soon as available, and in any event within one hundred
twenty  (120)  days  following  the  end  of  Borrowers'   fiscal  year,  annual
consolidated  financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.

            (b)   Each  Borrower  shall also  provide  Bank with prompt  written notice  of (i)  any  material  change  in the  composition  of the  intellectual property,  (ii) the  registration  of any  copyright,  including any  subsequent ownership right of such Borrower in or to any copyright, patent or trademark not shown in the IP Security  Agreement,  or (iii) such  Borrower's  knowledge of an event that materially adversely affects the value of the intellectual property.

      6.3   ACCOUNTS RECEIVABLE.

            (a)   SCHEDULES AND DOCUMENTS RELATING TO ACCOUNTS.  Borrowers shall deliver to Bank transaction reports and schedules of collections, as provided in
Section  6.2, on Bank's  standard  forms;  provided,  however,  that  Borrowers'
failure to execute and  deliver  the same shall not affect or limit  Bank's Lien and other rights in all of  Borrowers'  Accounts,  nor shall  Bank's  failure to advance or lend against a specific Account affect or limit Bank's Lien and other rights therein.  If requested by Bank,  Borrowers shall furnish Bank with copies
(or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents,  and all shipping instructions,  delivery receipts,  bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition,  Borrowers shall deliver to Bank, on its  request,  the  originals of all  instruments,  chattel  paper,  security agreements,  guarantees and other documents and property  evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

            (b)   DISPUTES. Borrowers shall promptly notify Bank of all disputes or claims relating to Accounts. Borrowers may forgive (completely or partially), compromise,  or settle any Account for less than payment in full, or agree to do any of the  foregoing  so  long  as (i)  Borrowers  do so in  good  faith,  in a
commercially   reasonable  manner,  in  the  ordinary  course  of  business,  in arm's-length  transactions,  and reports the same to Bank in the regular reports provided  to Bank;  (ii) no  Default  or Event of Default  has  occurred  and is continuing; and (iii) after taking into account all such discounts,  settlements and forgiveness,  the total  outstanding  Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

                                      -8-

            (c)   COLLECTION  OF ACCOUNTS.  Borrowers  shall direct each Account
Debtor (and each  depository  institution  where  proceeds  of  Accounts  are on deposit) to remit  payments  with respect to the  Accounts to a lockbox  account established with Bank or to wire transfer payments to a cash collateral  account that Bank controls (collectively,  the "Lockbox"). Until such Account Debtor has commenced  remitting  such  payments  to the  lockbox,  or if an Account  Debtor inadvertently  sends a payment to a Borrower,  Borrower  shall hold all payments on, and proceeds of,  Accounts it receives in trust for Bank, and Borrower shall immediately  deliver all such  payments and  proceeds to Bank in their  original form,  duly endorsed.  Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of  Default,  within  three (3) days of receipt of such amounts by Bank,  Bank will turn over to Borrowers  the proceeds of the Accounts;  provided,  however,  that if Borrowers' aggregate Liquidity is less than  $10,000,000,  Bank will  first  apply  proceeds  of the  Accounts  to outstanding  Advances,  when  received,  and then  turn  over to  Borrowers  the remaining proceeds of the Accounts. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All
Accounts  and the  proceeds  thereof are  Collateral  and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations.

            (d)   RETURNS.  Provided  no Event of Default  has  occurred  and is continuing,  if any Account  Debtor  returns any  Inventory to a Borrower,  such
Borrower shall  promptly (i) determine the reason for such return,  (ii) issue a credit  memorandum to the Account Debtor in the  appropriate  amount,  and (iii)
provide a copy of such credit memorandum to Bank, upon request from Bank. In the
event  any  attempted   return  occurs  after  the  occurrence  and  during  the
continuance  of any Event of  Default,  such  Borrower  shall hold the  returned
Inventory in trust for Bank,  and  immediately  notify Bank of the return of the
Inventory.

            (e)   VERIFICATION.  Bank may,  from time to time,  verify  directly with the  respective  Account  Debtors the  validity,  amount and other  matters relating to the Accounts,  either in the name of Borrowers or Bank or such other name as Bank may choose.

            (f)   NO LIABILITY.  Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other  disposition of which gives rise to an Account,  or for any error, act,  omission,  or delay of any kind  occurring in the  settlement,  failure to settle,  collection  or failure to collect  any  Account,  or for  settling  any
Account in good faith for less than the full amount  thereof,  nor shall Bank be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

      6.4   REMITTANCE  OF  PROCEEDS.  Except as  otherwise  provided in Section
6.3(c),  each Borrower  shall deliver,  in kind,  all proceeds  arising from the disposition  of any Collateral to Bank in the original form in which received by such  Borrower not later than the  following  Business Day after receipt by such
Borrower,  to be applied to the Obligations pursuant to the terms of Section 9.4 hereof;  provided  that,  if no Default or Event of Default has  occurred and is continuing,  no Borrower shall be obligated to remit to Bank the proceeds of the sale of worn out or  obsolete  Equipment  disposed  of by such  Borrower in good faith in an arm's length  transaction for an aggregate purchase price of $25,000 or less (for all such  transactions  in any fiscal year).  Each Borrower  agrees that it will not commingle  proceeds of Collateral  with any of such  Borrower's other funds or  property,  but will hold such  proceeds  separate and apart from such other funds and property and in an express trust for Bank.  Nothing in this
Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

      6.5   TAXES;  PENSIONS.  Timely file all  required tax returns and reports and  timely  pay all  foreign,  federal,  state  and local  taxes,  assessments, deposits and contributions  owed by Borrowers except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and pay all amounts necessary to fund all present pension,  profit sharing and deferred compensation plans in accordance with their terms.

      6.6   ACCESS TO COLLATERAL; BOOKS AND RECORDS. At reasonable times, on one
(1) Business Day's notice (provided no notice is required if an Event of Default has occurred and is  continuing),  Bank, or its agents,  shall have the right to inspect the Collateral and the right to audit and copy  Borrowers'  Books.  Such audits  will  occur once per  quarter  (with the first to occur no later than 45 days  following the Effective  Date) unless an Event of Default has occurred and

                                      -9-

is  continuing.  The  foregoing  inspections  and audits shall be at  Borrowers'
expense,  and the  charge  therefor  shall be $750 per  person  per day (or such higher amount as shall  represent  Bank's  then-current  standard charge for the same), plus reasonable  out-of-pocket expenses. In the event a Borrower and Bank schedule an audit more than ten (10) days in advance,  and such Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to
Bank, then (without limiting any of Bank's rights or remedies),  Borrowers shall pay Bank a fee of $1,000  plus any  out-of-pocket  expenses  incurred by Bank to compensate  Bank for the anticipated  costs and expenses of the  cancellation or rescheduling.

      6.7   INSURANCE.  Keep its business and the  Collateral  insured for risks and in amounts  standard for companies in such Borrower's  industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with companies,  and in amounts that are satisfactory to Bank. All property  policies shall have a lender's loss payable  endorsement  showing Bank as the sole lender loss payee and waive subrogation  against Bank, and all liability policies shall show, or have endorsements  showing, Bank as an additional insured. All policies
(or the loss payable and additional insured endorsements) shall provide that the insurer  shall  endeavor to give Bank at least  twenty  (20) days notice  before canceling,  amending,  or  declining  to renew its  policy.  At Bank's  request,
Borrower shall deliver  certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Bank's option, be payable to Bank on  account  of the  Obligations.  If  Borrower  fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required  proof of payment to third persons and Bank,  Bank may make all or part of such payment or obtain such insurance  policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

      6.8   OPERATING ACCOUNTS.

            (a)   Maintain Borrowers',  Guarantor's and Borrowers' Subsidiaries'
primary  depository and operating  accounts and  securities  accounts with Bank, which accounts  shall  represent at least 75% of the dollar value of Borrowers',
Guarantor's and such Subsidiaries' accounts at all financial institutions (which
percentage   shall  not  include  cash   collateral   held  at  other  financial
institutions  solely to secure  letters of credit or lease  deposits or accounts exclusively used for payroll).

            (b)   Provide  Bank  five  (5)  days  prior  written  notice  before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank's Affiliates. For each Collateral Account that Borrowers at any time maintain,  Borrowers  shall cause the  applicable  bank or financial institution  (other  than  Bank) at or with  which  any  Collateral  Account  is maintained  to execute  and  deliver a Control  Agreement  or other  appropriate instrument  with respect to such  Collateral  Account to perfect  Bank's Lien in such Collateral  Account in accordance with the terms hereunder.  The provisions of the previous  sentence shall not apply to deposit  accounts  exclusively used for payroll,  payroll taxes and other  employee wage and benefit  payments to or for the benefit of Borrowers'  employees  and  identified to Bank by Borrower as such.

      6.9   FINANCIAL COVENANTS.

            Borrowers  shall maintain at all times,  to be tested as of the last day of each month,  unless otherwise noted, on a consolidated basis with respect to Borrowers and their Subsidiaries:

            (a)   LIQUIDITY.  Borrowers'  aggregate  unrestricted  cash and Cash
Equivalents  at  Bank  or  Bank's   Affiliates   plus   Committed   Availability
("LIQUIDITY") of at least $7,500,000.

            (b)   EBDA. Maintain, measured on a trailing three-month basis, EBDA of at least the following (on a consolidated basis):

                        PERIOD                      MINIMUM T3M EBITDA

      Effective Date through September 30, 2007         ($1,500,000)

      October 31, 2007 through December 31, 2007        ($1,000,000)

      January 31, 2008 through June 30, 2008            ($  500,000)

      July 31, 2008 and each month thereafter            $     1.00

                                      -10-

      6.10  PROTECTION AND REGISTRATION OF INTELLECTUAL  PROPERTY  RIGHTS.  Each
Borrower shall: (a) protect, defend and maintain the validity and enforceability of its  intellectual  property;  (b) promptly advise Bank in writing of material infringements of its intellectual  property;  and (c) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public  without  Bank's  written  consent.  If a Borrower (i) obtains any patent,  registered trademark or servicemark,  registered copyright,  registered mask work,  or any  pending  application  for any of the  foregoing,  whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark,  then such Borrower shall  immediately  provide written  notice  thereof to Bank and shall  execute such  intellectual  property security  agreements  and other  documents  and take such other  actions as Bank shall  request in its good faith  business  judgment to perfect  and  maintain a first priority perfected security interest in favor of Bank in such property. If a Borrower decides to register any copyrights or mask works in the United States
Copyright  Office,  such Borrower shall:  (x) provide Bank with at least fifteen
(15) days  prior  written  notice of such  Borrower's  intent to  register  such copyrights or mask works  together with a copy of the  application it intends to file with the United States Copyright Office (excluding  exhibits thereto);  (y)
execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business  judgment to perfect and maintain a first priority perfected security interest in favor of
Bank in the copyrights or mask works  intended to be registered  with the United
States Copyright  Office;  and (z) record such  intellectual  property  security agreement with the United States Copyright Office  contemporaneously with filing the  copyright  or mask work  application(s)  with the United  States  Copyright
Office.  Borrower shall promptly provide to Bank copies of all applications that it files  for  patents  or for the  registration  of  trademarks,  servicemarks, copyrights  or mask  works,  together  with  evidence  of the  recording  of the intellectual  property  security  agreement  necessary  for Bank to perfect  and maintain a first priority perfected security interest in such property.

      6.11  LITIGATION COOPERATION.  From the date hereof and continuing through the  termination of this Agreement,  make available to Bank,  without expense to
Bank,  each Borrower and its officers,  employees and agents and such Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding  instituted by or against
Bank with respect to any Collateral or relating to such Borrower.

      6.12  FURTHER ASSURANCES. Execute any further instruments and take further action as Bank  reasonably  requests to perfect or  continue  Bank's Lien in the
Collateral or to effect the purposes of this Agreement.  Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports,  documents and other filings with any Governmental  Authority regarding compliance with or maintenance of Governmental  Approvals or Requirements of Law
or that could  reasonably  be expected  to have a material  effect on any of the
Governmental  Approvals or otherwise  on the  operations  of Borrowers or any of their Subsidiaries.

      7     NEGATIVE COVENANTS

      No Borrower  shall do any of the  following  without  Bank's prior written consent:

      7.1   DISPOSITIONS.  Convey, sell, lease, transfer or otherwise dispose of
(collectively,  "TRANSFER"),  or permit any of its Subsidiaries to Transfer, all or any part of its business or property,  except for  Transfers (a) of Inventory in the ordinary course of business;  (b) of worn-out or obsolete Equipment;  and
(c) in connection with Permitted Liens and Permitted Investments.

      7.2   CHANGES IN BUSINESS,  MANAGEMENT,  OWNERSHIP, OR BUSINESS Locations.
(a) Engage in or permit any of its  Subsidiaries to engage in any business other than the businesses  currently  engaged in by such Borrower and such Subsidiary, as applicable,  or reasonably related thereto; (b) liquidate or dissolve; or (c)
(i) have a change in management or (ii) enter into any  transaction or series of related  transactions  in which the  stockholders  of such Borrower who were not stockholders  immediately  prior to the first such transaction own more than 40%
of the voting stock of such  Borrower  immediately  after giving  effect to such transaction or related series of such transactions.  Borrower shall not, without at least thirty (30) days prior written  notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations  contain  less than Twenty Five  Thousand  Dollars  ($25,000)  in such
Borrower's assets or property), (2) change its jurisdiction of organization, (3)

                                      -11-

change its  organizational  structure or type, (4) change its legal name, or (5)
change  any  organizational  number (if any)  assigned  by its  jurisdiction  of organization.

      7.3   MERGERS OR ACQUISITIONS.  Merge or consolidate, or permit any of its
Subsidiaries  to merge or  consolidate,  with any other Person,  or acquire,  or permit any of its  Subsidiaries  to  acquire,  all or  substantially  all of the capital stock or property of another Person, other than Permitted  Acquisitions.
A  Subsidiary  may  merge  or  consolidate  into  another  Subsidiary  or into a
Borrower.

      7.4   INDEBTEDNESS.   Create,   incur,   assume,  or  be  liable  for  any
Indebtedness,   or  permit  any  Subsidiary  to  do  so,  other  than  Permitted
Indebtedness.

      7.5   ENCUMBRANCE.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts,  or permit any of its  Subsidiaries to do so, except for Permitted
Liens,  permit any Collateral  not to be subject to the first priority  security interest  granted  herein,or enter into any agreement,  document,  instrument or other  arrangement  (except  with or in  favor of Bank)  with any  Person  which directly or indirectly  prohibits or has the effect of  prohibiting  Borrower or any  Subsidiary  from  assigning,  mortgaging,  pledging,  granting  a  security interest in or upon, or encumbering any of such  Borrower's or any  Subsidiary's intellectual  property,  except as is otherwise  permitted in Section 7.1 hereof and the definition of "Permitted Lien" herein.

      7.6   MAINTENANCE OF COLLATERAL ACCOUNTS.  Maintain any Collateral Account
except pursuant to the terms of Section 6.8(b) hereof.

      7.7   DISTRIBUTIONS;  INVESTMENTS.  (a) Pay  any  dividends  or  make  any distribution  or payment or redeem,  retire or purchase any capital stock or (b)
directly or indirectly make any Investment other than Permitted Investments,  or permit any of its Subsidiaries to do so.

      7.8   TRANSACTIONS  WITH AFFILIATES.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower,  except for  transactions  that are in the ordinary course of such Borrower's  business, upon fair and reasonable  terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      7.9   SUBORDINATED   DEBT.   (a)  Make  or  permit  any   payment  on  any
Subordinated Debt, except under the terms of the  subordination,  intercreditor, or other similar agreement to which such  Subordinated  Debt is subject,  or (b)
amend any  provision in any  document  relating to the  Subordinated  Debt which would increase the amount thereof or adversely affect the subordination  thereof to Obligations owed to Bank.

      7.10  COMPLIANCE.  Become an "investment  company" or a company controlled by an  "investment  company",  under  the  Investment  Company  Act of  1940  or undertake as one of its  important  activities  extending  credit to purchase or carry margin stock (as defined in  Regulation U of the Board of Governors of the
Federal Reserve  System),  or use the proceeds of any Credit  Extension for that purpose;  fail to meet the  minimum  funding  requirements  of  ERISA,  permit a
Reportable Event or Prohibited Transaction,  as defined in ERISA, to occur; fail to comply with the Federal Fair Labor  Standards Act or violate any other law or regulation,  if the  violation  could  reasonably be expected to have a material adverse effect on such Borrower's business, or permit any of its Subsidiaries to do so;  withdraw or permit any  Subsidiary  to withdraw from  participation  in, permit partial or complete termination of, or permit the occurrence of any other event  with  respect  to, any  present  pension,  profit  sharing  and  deferred compensation  plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

      8     EVENTS OF DEFAULT

      Any one of the following  shall  constitute an event of default (an "EVENT
OF DEFAULT") under this Agreement:

      8.1   PAYMENT  DEFAULT.  Either  Borrower fails to (a) make any payment of principal or interest on any Credit  Extension  on its due date,  or (b) pay any other Obligations  within three (3) Business Days after such Obligations are due

                                      -12-

and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period,  the failure to cure the payment default is not an Event of Default (but no Credit  Extension will be made during the cure period);

      8.2   COVENANT DEFAULT.

            (a)   Either Borrower fails or neglects to perform any obligation in
Sections 6.2, 6.5, 6.7, 6.8, or 6.9, or violates any covenant in Section 7; or

            (b)   Either Borrower fails or neglects to perform, keep, or observe any other term,  provision,  condition,  covenant or agreement contained in this
Agreement  or any  Loan  Documents,  and as to any  default  (other  than  those specified  in this  Section  8) under  such other  term,  provision,  condition, covenant or agreement  that can be cured,  has failed to cure the default within ten (10) days  after the  occurrence  thereof;  provided,  however,  that if the default  cannot by its nature be cured  within the ten (10) day period or cannot after  diligent  attempts  by such  Borrower  be cured  within such ten (10) day period,  and such default is likely to be cured within a reasonable  time,  then such  Borrower  shall have an  additional  period  (which  shall not in any case exceed  thirty  (30)  days) to  attempt to cure such  default,  and within  such reasonable  time period the  failure to cure the default  shall not be deemed an
Event of  Default  (but no  Credit  Extensions  shall be made  during  such cure period).  Grace periods provided under this section shall not apply, among other things,  to financial  covenants or any other  covenants set forth in subsection
(a) above;

      8.3   MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;

      8.4   ATTACHMENT.  (a) Any material portion of either Borrower's assets is attached,  seized, levied on, or comes into possession of a trustee or receiver;
(b) the service of process seeking to attach, by trustee or similar process, any funds of a Borrower or of any entity  under  control of a Borrower  (including a
Subsidiary) on deposit with Bank or any Bank  Affiliate;  (c) either Borrower is enjoined,  restrained,  or prevented by court order from  conducting any part of its business;  or (d) a notice of lien, levy, or assessment is filed against any of either Borrower's assets by any government agency, and the same under clauses
(a)  through  (d)  hereof are not,  within  ten (10) days  after the  occurrence thereof,  discharged  or  stayed  (whether  through  the  posting  of a bond  or otherwise); provided, however, no Credit Extensions shall be made during any ten
(10) day cure period;

      8.5   INSOLVENCY.   (a)  Either  Borrower  is  unable  to  pay  its  debts
(including trade debts) as they become due or otherwise becomes  insolvent;  (b)
either Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding
is begun against either  Borrower and not dismissed or stayed within thirty (30)
days  (but no Credit  Extensions  shall be made  while of any of the  conditions described  in  clause  (a)  exist  and/or  until any  Insolvency  Proceeding  is dismissed);

      8.6   OTHER  AGREEMENTS.  There is a  default  in any  agreement  to which either  Borrower  or any  Guarantor  is a party  with a third  party or  parties resulting in a right by such third party or parties,  whether or not  exercised, to  accelerate  the maturity of any  Indebtedness  in an amount in excess of One
Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on such Borrower's or any Guarantor's business;

      8.7   JUDGMENTS. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred
Thousand Dollars ($200,000) (not covered by independent third-party insurance as to which  liability  has  been  accepted  by such  insurance  carrier)  shall be rendered  against either Borrower and shall remain  unsatisfied,  unvacated,  or unstayed for a period of ten (10) days after the entry thereof (provided that no
Credit Extensions will be made prior to the satisfaction,  vacation,  or stay of such judgment, order, or decree);

      8.8   MISREPRESENTATIONS.  Either  Borrower or any Person  acting for such
Borrower makes any representation,  warranty, or other statement now or later in this  Agreement,  any Loan  Document or in any writing  delivered  to Bank or to
induce  Bank  to  enter  this   Agreement  or  any  Loan   Document,   and  such
representation,  warranty,  or other  statement  is  incorrect  in any  material respect when made;

                                      -13-

      8.9   SUBORDINATED  DEBT. A default or breach  occurs under any  agreement between  either  Borrower  and any  creditor  of such  Borrower  that  signed  a subordination,  intercreditor,  or other  similar  agreement  with Bank,  or any creditor that has signed such an agreement  with Bank breaches any terms of such agreement; or

      8.10  GUARANTY.  (a) Any guaranty of any Obligations  terminates or ceases for any  reason  to be in full  force and  effect;  (b) any  Guarantor  does not perform any  obligation or covenant under any guaranty of the  Obligations;  (c)
any  circumstance  described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any  Guarantor;  (d) the  liquidation,  winding up, or termination of existence of any Guarantor;  or (e) (i) a material  impairment in the perfection or priority of Bank's Lien in the  collateral  provided by  Guarantor  or in the value of such collateral .

      8.11  GOVERNMENTAL  APPROVALS.  Any Governmental  Approval shall have been
(a) revoked, rescinded,  suspended, modified in an adverse manner or not renewed in the  ordinary  course  for a full term or (b)  subject to any  decision  by a
Governmental   Authority   that   designates  a  hearing  with  respect  to  any
applications  for  renewal of any of such  Governmental  Approval  or that could result in the  Governmental  Authority  taking any of the actions  described  in clause (a) above, and such decision or such revocation,  rescission, suspension, modification or non-renewal (i) has, or could  reasonably be expected to have, a
Material Adverse Change, or (ii) adversely  affects the legal  qualifications of either Borrower or any of its Subsidiaries to hold such Governmental Approval in
any  applicable  jurisdiction  and  such  revocation,   rescission,  suspension,
modification or non-renewal could reasonably be expected to affect the status of or legal  qualifications of such Borrower or any of its Subsidiaries to hold any
Governmental Approval in any other jurisdiction.

      9     BANK'S RIGHTS AND REMEDIES

      9.1   RIGHTS AND REMEDIES.  While an Event of Default occurs and continues
Bank may, without notice or demand, do any or all of the following:

            (a)   declare all Obligations immediately due and payable (but if an
Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b)   stop  advancing  money  or  extending  credit  for  Borrower's benefit under this Agreement or under any other agreement between a Borrower and
Bank;

            (c)   demand that  Borrowers (i) deposit cash with Bank in an amount equal to the aggregate  amount of any Letters of Credit  remaining  undrawn,  as collateral  security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts,  and (ii)
pay in advance all Letter of Credit fees  scheduled  to be paid or payable  over the remaining term of any Letters of Credit;

            (d)   terminate any FX Forward Contracts;

            (e)   settle or adjust  disputes  and claims  directly  with Account
Debtors  for  amounts on terms and in any order that Bank  considers  advisable, notify any Person  owing  Borrowers  money of Bank's  security  interest in such funds, and verify the amount of such account;

            (f)   make any payments  and do any acts it  considers  necessary or reasonable  to protect  the  Collateral  and/or  its  security  interest  in the
Collateral. Borrowers shall assemble the Collateral if Bank requests and make it available as Bank  designates.  Bank may enter  premises where the Collateral is located,  take and maintain  possession of any part of the Collateral,  and pay, purchase,  contest, or compromise any Lien which appears to be prior or superior to its security  interest and pay all expenses  incurred.  Borrowers  each grant
Bank a license to enter and  occupy  any of its  premises,  without  charge,  to exercise any of Bank's rights or remedies;

            (g)   apply to the  Obligations  any (i)  balances  and  deposits of
Borrowers  it holds,  or (ii) any amount held by Bank owing to or for the credit or the account of a Borrower;

            (h)   ship,  reclaim,  recover,  store,  finish,  maintain,  repair, prepare for sale,  advertise for sale, and sell the  Collateral.  Bank is hereby granted a  non-exclusive,  royalty-free  license or other right to use,  without charge, each Borrower's labels, patents,  copyrights,  mask works, rights of use of any  name,  trade  secrets,  trade  names,  trademarks,  service  marks,  and

                                      -14-

advertising matter, or any similar property as it pertains to the Collateral, in completing  production of, advertising for sale, and selling any Collateral and, in  connection  with Bank's  exercise  of its rights  under this  Section,  each
Borrower's  rights  under all  licenses and all  franchise  agreements  inure to
Bank's benefit;

            (i)   place a "hold" on any  account  maintained  with  Bank  and/or deliver  a  notice  of  exclusive  control,  any  entitlement  order,  or  other directions  or  instructions  pursuant  to  any  Control  Agreement  or  similar agreements providing control of any Collateral;

            (j)   demand and receive possession of each Borrower's Books; and

            (k)   exercise all rights and  remedies  available to Bank under the
Loan  Documents or at law or equity,  including all remedies  provided under the
Code (including disposal of the Collateral pursuant to the terms thereof).

      9.2   POWER OF ATTORNEY. Each Borrower hereby irrevocably appoints Bank as its lawful  attorney-in-fact,  exercisable  upon the  occurrence  and during the continuance  of an Event of  Default,  to: (a)  endorse  Borrower's  name on any checks or other forms of payment or security;  (b) sign  Borrower's  name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c)
settle and adjust  disputes and claims about the Accounts  directly with Account
Debtors, for amounts and on terms Bank determines reasonable;  (d) make, settle, and adjust all claims under Borrower's  insurance policies;  (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral,  or any judgment based thereon,  or otherwise take any action to terminate or discharge  the same;  and (f) transfer the  Collateral  into the name of Bank or a third party as the Code permits. Each Borrower hereby appoints
Bank as its lawful  attorney-in-fact  to sign  Borrower's  name on any documents necessary to perfect or continue the perfection of Bank's  security  interest in the Collateral  regardless of whether an Event of Default has occurred until all
Obligations have been satisfied in full and Bank is under no further  obligation to  make  Credit  Extensions  hereunder  Bank's  foregoing  appointment  as each
Borrower's  attorney in fact, and all of Bank's rights and powers,  coupled with an interest,  are irrevocable  until all Obligations  have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

      9.3   PROTECTIVE  PAYMENTS.   If  either  Borrower  fails  to  obtain  the
insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any  other  amount  which  Borrowers  are  obligated  to pay  under  this
Agreement  or any other Loan  Document,  Bank may obtain such  insurance or make such payment,  and all amounts so paid by Bank are Bank Expenses and immediately due and payable,  bearing  interest at the then  highest  applicable  rate,  and secured  by the  Collateral.  Bank  will  make  reasonable  efforts  to  provide
Borrowers  with  notice  of Bank  obtaining  such  insurance  at the  time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an  agreement  to make  similar  payments in the future or Bank's  waiver of any
Event of Default.

      9.4   APPLICATION OF PAYMENTS AND PROCEEDS.  Borrowers shall have no right to specify the order or the  accounts to which Bank shall  allocate or apply any payments required to be made by Borrowers to Bank or otherwise  received by Bank under this  Agreement  when any such  allocation or application is not specified elsewhere  in this  Agreement.  If an  Event  of  Default  has  occurred  and is continuing,  Bank may apply any funds in its  possession,  whether from Borrower account balances, payments, proceeds realized as the result of any collection of
Accounts  or  other  disposition  of  the  Collateral,   or  otherwise,  to  the
Obligations in such order as Bank shall  determine in its sole  discretion.  Any surplus shall be paid to Borrowers by credit to the Designated  Deposit Accounts or to other Persons legally entitled  thereto;  Borrowers shall remain liable to
Bank for any deficiency. If Bank, in its good faith business judgment,  directly or indirectly  enters into a deferred  payment or other credit  transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the  Obligations by the principal  amount of the purchase  price or deferring the reduction of the  Obligations  until the actual receipt by Bank of cash therefor.

      9.5   BANK'S  LIABILITY  FOR  COLLATERAL.  So long as Bank  complies  with reasonable banking practices  regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for:  (a) the  safekeeping  of the  Collateral;  (b) any loss or  damage  to the
Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier,  warehouseman,  bailee, or other Person.  Borrowers bear all risk of loss, damage or destruction of the Collateral.

                                      -15-

      9.6   NO  WAIVER;  REMEDIES  CUMULATIVE.  Bank's  failure,  at any time or times,  to require  strict  performance  by Borrowers  of any  provision of this
Agreement or any other Loan Document  shall not waive,  affect,  or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only  effective for the specific  instance and purpose for which it is given.
Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of  Default  is not a  continuing  waiver.  Bank's  delay in exercising any remedy is not a waiver, election, or acquiescence.

      9.7   DEMAND WAIVER.  Each Borrower  waives  demand,  notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release,  compromise,  settlement,  extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such
Borrower is liable.

      10    NOTICES

      All   notices,   consents,   requests,   approvals,   demands,   or  other
communication (collectively,  "COMMUNICATION"), other than Advance requests made pursuant  to  Section  3.4,  by any party to this  Agreement  or any other  Loan
Document  must be in  writing  and be  delivered  or sent  by  facsimile  at the addresses or facsimile  numbers  listed below.  Bank or Borrowers may change its notice  address by giving the other  party  written  notice  thereof.  Each such
Communication shall be deemed to have been validly served,  given, or delivered:
(a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail,  registered or certified mail, return receipt requested,  with
proper  postage  prepaid;   (b)  upon  transmission,   when  sent  by  facsimile
transmission  (with such facsimile  promptly  confirmed by delivery of a copy by personal  delivery or United  States mail as otherwise  provided in this Section
10); (c) one (1) Business Day after deposit with a reputable  overnight  courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which  shall be  addressed  to the party to be  notified  and sent to the address or facsimile number  indicated below.  Advance requests made pursuant to
Section  3.4  must be in  writing  and may be in the  form of  electronic  mail, delivered to Bank by Borrowers at the e-mail  address of Bank provided below and shall be deemed to have been validly served, given, or delivered when sent (with such  electronic  mail  promptly  confirmed  by  delivery  of a copy by personal delivery or United  States mail as otherwise  provided in this Section 10). Bank or Borrowers  may change its  address,  facsimile  number,  or  electronic  mail address by giving the other party written notice thereof in accordance  with the terms of this Section 10.

            If to Borrowers:  c/o GlobalOptions, Inc.
                              1615 L St., Suite 300
                              Washington, DC  20036
                              Attn: Jeff Nyweide
                              Fax: 202.293.2406
                              Email: jonyweide@aol.com

            If to Bank:       Silicon Valley Bank
                              One Newton Executive Park, Suite 200
                              Boston, MA  02482
                              Attn: Michael Tramack
                              Fax: (617) 969.5478
                              Email: mtramack@svb.com

      11    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

      California law governs the Loan Documents  without regard to principles of conflicts of law.  Borrowers and Bank each submit to the exclusive  jurisdiction of the State and Federal  courts in Santa Clara  County,  California;  provided, however,  that nothing in this Agreement  shall be deemed to operate to preclude
Bank from bringing  suit or taking other legal action in any other  jurisdiction to realize on the  Collateral or any other security for the  Obligations,  or to enforce  a  judgment  or other  court  order in  favor  of Bank.  Each  Borrower expressly  submits and consents in advance to such jurisdiction in any action or suit commenced in any such court,  and such Borrower hereby waives any objection that it may have based upon lack of personal  jurisdiction,  improper  venue, or forum non  conveniens  and  hereby  consents  to the  granting  of such legal or equitable  relief as is deemed  appropriate by such court.  Each Borrower hereby

                                      -16-

waives personal service of the summons,  complaints, and other process issued in such action or suit and agrees that  service of such  summons,  complaints,  and other  process may be made by  registered  or certified  mail  addressed to such
Borrower  at the  address  set forth in  Section 10 of this  Agreement  and that service  so made  shall be deemed  completed  upon the  earlier to occur of such
Borrower's  actual  receipt  thereof or three (3) days after deposit in the U.S.
mails, proper postage prepaid.

      TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND BANK EACH
WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF
OR  BASED  UPON  THIS  AGREEMENT,   THE  LOAN  DOCUMENTS  OR  ANY   CONTEMPLATED
TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS
WAIVER IS A MATERIAL  INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS  AGREEMENT.
EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      WITHOUT  INTENDING  IN ANY WAY TO LIMIT THE  PARTIES'  AGREEMENT  TO WAIVE
THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not  enforceable,  the  parties  hereto  agree that any and all disputes or  controversies  of any nature between them arising at any time shall be decided by a reference to a private judge,  mutually  selected by the parties
(or, if they cannot  agree,  by the  Presiding  Judge of the Santa Clara County,
California Superior Court) appointed in accordance with California Code of Civil
Procedure  Section 638 (or pursuant to  comparable  provisions of federal law if the dispute  falls within the  exclusive  jurisdiction  of the federal  courts), sitting  without a jury,  in Santa  Clara  County,  California;  and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted  pursuant to and in  accordance  with the  provisions of California
Code of Civil Procedure ss.ss. 638 through 645.1,  inclusive.  The private judge shall have the power,  among  others,  to grant  provisional  relief,  including without limitation,  entering temporary restraining orders,  issuing preliminary and permanent injunctions and appointing  receivers.  All such proceedings shall be closed to the public and  confidential and all records relating thereto shall be permanently  sealed. If during the course of any dispute,  a party desires to seek  provisional  relief,  but a judge  has not been  appointed  at that  point pursuant to the judicial reference procedures,  then such party may apply to the
Santa Clara County,  California  Superior Court for such relief.  The proceeding before the private  judge shall be  conducted  in the same manner as it would be before a court under the rules of evidence  applicable to judicial  proceedings.
The parties shall be entitled to discovery  which shall be conducted in the same manner as it would be before a court under the rules of discovery  applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery  rules and order  applicable to judicial  proceedings  in the same manner as a trial court judge.  The parties agree that the selected or appointed private  judge  shall  have the power to  decide  all  issues  in the  action or proceeding,  whether of fact or of law, and shall report a statement of decision thereon  pursuant to the California Code of Civil Procedure ss. 644(a).  Nothing
in this  paragraph  shall  limit the right of any party at any time to  exercise
self-help  remedies,   foreclose  against  collateral,   or  obtain  provisional
remedies.  The private  judge shall also  determine  all issues  relating to the applicability, interpretation, and enforceability of this paragraph.

      12    GENERAL PROVISIONS

      12.1  TERMINATION  PRIOR TO REVOLVING LINE MATURITY  DATE.  This Agreement
may be  terminated  prior  to the  Revolving  Line  Maturity  Date by  Borrower, effective  three (3) Business Days after written  notice of termination is given to Bank. Notwithstanding any such termination, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.
If such  termination is at Borrower's  election or at Bank's election due to the occurrence and  continuance of an Event of Default,  Borrower shall pay to Bank, in  addition  to the  payment  of any  other  expenses  or  fees  then-owing,  a termination  fee in an amount  equal to one-half  of one  percent  (0.5%) of the
Revolving Line provided that no  termination  fee shall be charged if the credit facility  hereunder  is replaced  with a new facility  from another  division of
Silicon Valley Bank.

      12.2  SUCCESSORS AND ASSIGNS.  This Agreement binds and is for the benefit of the successors and permitted  assigns of each party.  Borrower may not assign this  Agreement  or any  rights or  obligations  under it without  Bank's  prior written  consent (which may be granted or withheld in Bank's  discretion).  Bank has the right, without the consent of or notice to Borrower,  to sell, transfer, negotiate,  or grant  participation  in all or any part of, or any  interest in,
Bank's obligations, rights, and benefits under this Agreement and the other Loan
Documents.

      12.3  INDEMNIFICATION.  Borrower agrees to indemnify, defend and hold Bank and its directors,  officers,  employees, agents, attorneys, or any other Person affiliated  with or representing  Bank harmless  against:  (a) all  obligations,

                                      -17-

demands, claims, and liabilities (collectively,  "CLAIMS") asserted by any other party in connection  with the  transactions  contemplated by the Loan Documents;
and (b) all losses or Bank Expenses incurred,  or paid by Bank from,  following, or arising from  transactions  between Bank and Borrower  (including  reasonable attorneys'  fees and expenses),  except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

      12.4  TIME OF ESSENCE.  Time is of the essence for the  performance of all
Obligations in this Agreement.

      12.5  SEVERABILITY  OF  PROVISIONS.  Each  provision of this  Agreement is severable from every other  provision in determining the  enforceability  of any provision.

      12.6  AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing and signed by both Bank and Borrower.  This Agreement and the
Loan  Documents  represent the entire  agreement  about this subject  matter and
supersede   prior   negotiations   or   agreements.    All   prior   agreements,
understandings,   representations,  warranties,  and  negotiations  between  the parties about the subject matter of this Agreement and the Loan Documents  merge into this Agreement and the Loan Documents.

      12.7  COUNTERPARTS.  This  Agreement  may be  executed  in any  number  of counterparts and by different parties on separate  counterparts,  each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

      12.8  SURVIVAL. All covenants, representations and warranties made in this
Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations  which, by their terms, are to survive the termination of this
Agreement)  have been  satisfied.  The obligation of Borrower in Section 12.2 to indemnify  Bank shall survive until the statute of  limitations  with respect to such claim or cause of action shall have run.

      12.9  CONFIDENTIALITY.  In handling  any  confidential  information,  Bank shall exercise the same degree of care that it exercises for its own proprietary
information,   but  disclosure  of  information  may  be  made:  (a)  to  Bank's
Subsidiaries or Affiliates;  (b) to prospective transferees or purchasers of any
interest  in  the  Credit  Extensions   (provided,   however,   Bank  shall  use
commercially  reasonable  efforts to obtain  such  prospective  transferee's  or purchaser's  agreement to the terms of this provision);  (c) as required by law, regulation,  subpoena,  or other order; (d) to Bank's regulators or as otherwise required  in  connection  with  Bank's  examination  or  audit;  and (e) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information  does not  include  information  that  either:  (i) is in the public domain or in Bank's  possession  when  disclosed to Bank, or becomes part of the public domain after  disclosure to Bank; or (ii) is disclosed to Bank by a third party,  if Bank does not know that the third party is prohibited from disclosing the information.

      12.10 ATTORNEYS'  FEES,  COSTS AND  EXPENSES.  In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents,  the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses  incurred,  in addition to any other relief to which it may be entitled.

      12.11 BORROWER  LIABILITY.  Either  Borrower may,  acting singly,  request
Advances  hereunder.  Each Borrower  hereby  appoints the other as agent for the other for all purposes hereunder,  including with respect to requesting Advances hereunder. Each Borrower hereunder shall be obligated to repay all Advances made hereunder,  regardless of which Borrower actually  receives said Advance,  as if each Borrower  hereunder  directly  received ALL Advances.  Notwithstanding  any other  provision of this  Agreement or other  related  document,  each  Borrower irrevocably  waives all rights that it may have at law or in equity  (including, without  limitation,  any law  subrogating  Borrower to the rights of Bank under this  Agreement)  to seek  contribution,  indemnification  or any other  form of reimbursement  from any other  Borrower,  or any other  Person now or  hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit  from, or to  participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the  Obligations in connection with this Agreement or otherwise.
Any  agreement  providing  for  indemnification,   reimbursement  or  any  other
arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment  shall be promptly  delivered to
Bank for application to the Obligations, whether matured or unmatured.

                                      -18-

      13    DEFINITIONS

      13.1  DEFINITIONS.  As used in this Agreement,  the following terms have the following meanings:

      "ACCOUNT" is any  "account" as defined in the Code with such  additions to such term as may  hereafter  be made,  and  includes,  without  limitation,  all accounts receivable and other sums owing to a Borrower.

      "ACCOUNT  DEBTOR" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

      "ADVANCE" or "ADVANCES" means an advance (or advances) under the Revolving
Line.

      "AFFILIATE"  of any Person is a Person that owns or  controls  directly or indirectly the Person,  any Person that controls or is controlled by or is under common  control  with the Person,  and each of that  Person's  senior  executive officers,  directors,  partners and, for any Person that is a limited  liability company, that Person's managers and members.

      "AGREEMENT" is defined in the preamble hereof.

      "APPLICABLE  RATE" is, through the quarter ending June 30, 2007, the Prime
Rate plus one and one-half percent (1.5%). Thereafter, when Borrower's Liquidity is greater than or equal to $25,000,000,  the Prime Rate plus  three-quarters of one  percent  (0.75%)  and,  at all other  times,  the  Prime  Rate plus one and one-half percent (1.5%).

      "AVAILABILITY  AMOUNT" is (a) the lesser of (i) the Revolving Line or (ii)
the  Borrowing  Base minus (b) the amount of all  outstanding  Letters of Credit
(including drawn but unreimbursed Letters of Credit) plus an amount equal to the
Letter of Credit Reserve,  minus (c) the FX Reserve,  minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

      "BANK" is defined in the preamble hereof.

      "BANK  EXPENSES"  are all audit fees and  expenses,  costs,  and  expenses
(including  reasonable  attorneys'  fees and expenses) for preparing,  amending,
negotiating,   administering,   defending  and  enforcing  the  Loan   Documents
(including,  without  limitation,  those incurred in connection  with appeals or
Insolvency Proceedings) or otherwise incurred with respect to Borrower.

      "BORROWER(S)" are defined in the preamble hereof.

      "BORROWER'S  BOOKS"  are all a  Borrower's  books  and  records  including ledgers, federal and state tax returns, records regarding a Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

      "BORROWING  BASE" means 80% of Eligible  Accounts,  as  determined by Bank from Borrowers' most recent Transaction Reports;  provided,  however,  that Bank may decrease the foregoing  percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which
Bank is closed.

      "CASH  EQUIVALENTS"  means (a)  marketable  direct  obligations  issued or unconditionally  guaranteed  by the  United  States  or any  agency or any State thereof  having  maturities  of not  more  than  one (1)  year  from the date of acquisition;  (b) commercial  paper maturing no more than one (1) year after its creation  and having the highest  rating from either  Standard & Poor's  Ratings
Group or Moody's  Investors  Service,  Inc.; (c) Bank's  certificates of deposit issued  maturing  no more than one (1) year after  issue;  and (d) money  market funds at least ninety-five  percent (95%) of the assets of which constitute Cash
Equivalents  of  the  kinds  described  in  clauses  (a)  through  (c)  of  this definition.

                                      -19-

      "CASH MANAGEMENT SERVICES" is defined in Section 2.1.4.

      "CODE" is the Uniform Commercial Code, as the same may, from time to time, be enacted  and in effect in the State of  California;  provided,  that,  to the extent that the Code is used to define any term  herein or in any Loan  Document and such term is defined  differently in different  Articles or Divisions of the
Code,  the  definition  of such term  contained  in Article or  Division 9 shall govern;  provided  further,  that in the event  that,  by  reason  of  mandatory provisions of law, any or all of the attachment,  perfection, or priority of, or remedies  with  respect  to,  Bank's Lien on any  Collateral  is governed by the
Uniform  Commercial  Code in effect in a  jurisdiction  other  than the State of
California,  the term "CODE" shall mean the Uniform  Commercial  Code as enacted and in effect in such other  jurisdiction  solely for purposes on the provisions thereof relating to such attachment,  perfection,  priority, or remedies and for purposes of definitions relating to such provisions.

      "COLLATERAL"  is any and all  properties,  rights and assets of  Borrowers described on EXHIBIT A.

      "COLLATERAL  ACCOUNT" is any Deposit  Account,  Securities  Account,  or
Commodity Account.

      "COMMITTED  AVAILABILITY"  means, as the date of determination,  an amount equal to the Borrowing Base MINUS all outstanding Credit Extensions.

      "COMMODITY ACCOUNT" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

      "COMMUNICATION" is defined in Section 10.

      "COMPLIANCE  CERTIFICATE" is that certain certificate in the form attached hereto as EXHIBIT B.

      "CONTINGENT  OBLIGATION"  is,  for any  Person,  any  direct  or  indirect liability,  contingent or not, of that Person for (a) any  indebtedness,  lease, dividend,  letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed,  endorsed,  co-made,  discounted or sold with recourse by that  Person,  or for which that  Person is  directly or  indirectly liable;  (b) any  obligations  for undrawn  letters of credit for the account of that  Person;  and (c) all  obligations  from any  interest  rate,  currency  or commodity  swap  agreement,  interest  rate cap or  collar  agreement,  or other agreement or arrangement  designated to protect a Person against  fluctuation in interest rates,  currency  exchange rates or commodity  prices;  but "Contingent
Obligation"  does not include  endorsements  in the ordinary course of business.
The amount of a Contingent  Obligation is the stated or determined amount of the primary  obligation  for  which  the  Contingent  Obligation  is made or, if not determinable,  the maximum reasonably anticipated liability for it determined by the Person in good  faith;  but the  amount  may not  exceed the  maximum of the obligations under any guarantee or other support arrangement.

      "CONTROL  AGREEMENT"  is any  control  agreement  entered  into  among the depository  institution  at which  Borrower  maintains a Deposit  Account or the securities  intermediary or commodity intermediary at which a Borrower maintains a Securities  Account or a Commodity  Account,  Borrower,  and Bank  pursuant to which Bank  obtains  control  (within the meaning of the Code) over such Deposit
Account, Securities Account, or Commodity Account.

      "CREDIT EXTENSION" is any Advance,  Letter of Credit, FX Forward Contract,
amount utilized for Cash Management  Services,  or any other extension of credit by Bank for Borrower's benefit.

      "CREDIT PARTIES" are all Borrowers and Guarantors.

      "DEFAULT RATE" is defined in Section 2.3(b).

      "DEFERRED  REVENUE"  is all  amounts  received  or  invoiced in advance of performance under contracts and not yet recognized as revenue.

      "DEPOSIT  ACCOUNT"  is any  "deposit  account" as defined in the Code with such additions to such term as may hereafter be made.

                                      -20-

      "DESIGNATED DEPOSIT ACCOUNT" is, for GlobalOptions, deposit account number
3300405584, and for Bode, deposit account number ______________, each maintained with Bank.

      "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United States.

      "EBDA" shall mean (a) Net Income,  plus (b) to the extent  deducted in the calculation of Net Income, depreciation expense,  amortization expense, non-cash impairment and stock compensation  charges, and other non-cash charges as may be agreed between Bank and Borrower.

      "EFFECTIVE DATE" is May 14, 2007.

      "ELIGIBLE ACCOUNTS" means Accounts which arise in the ordinary course of a
Borrower's  business that meet all Borrower's  representations and warranties in
Section 5.3.  Bank  reserves the right at any time after the  Effective  Date to adjust any of the criteria set forth below and to establish  new criteria in its good faith business judgment. Eligible Accounts shall not include:

      (a)   Accounts for which the Account Debtor has not been invoiced;

      (b)   Accounts  that the Account  Debtor has not paid within  ninety
(90) days of invoice date;

      (c)   Accounts owing from an Account Debtor,  fifty percent (50%) or more of whose  Accounts  have not been paid  within  ninety (90) days of invoice date;

      (d)   Accounts  with  credit  balances  over  ninety  (90) days from invoice date;

      (e)   Accounts owing from an Account Debtor,  including  Affiliates, whose total  obligations to Borrower  exceed  twenty-five  (25%) of all Accounts
(except for Accounts from the State of Louisiana,  for which such  percentage is
35%) for the  amounts  that  exceed that  percentage,  unless  Bank  approves in writing;

      (f)   Accounts  owing from an Account Debtor which does not have its principal place of business in the United States;

      (g)   Accounts  owing  from an  Account  Debtor  which is a  federal government entity or any department,  agency, or instrumentality  thereof except for Accounts of the United States if a Borrower has assigned its payment  rights to Bank and the assignment has been acknowledged under the Federal Assignment of
Claims Act of 1940, as amended;

      (h)   Accounts  owing  from an Account  Debtor to the extent  that a
Borrower  is  indebted  or  obligated  in any manner to the  Account  Debtor (as creditor,  lessor,  supplier or otherwise - sometimes called "contra"  accounts, accounts payable,  customer deposits or credit accounts),  with the exception of customary credits,  adjustments and/or discounts given to an Account Debtor by a
Borrower in the ordinary course of its business;

      (i)   Accounts for  demonstration  or promotional  equipment,  or in which goods are  consigned,  or sold on a "sale  guaranteed",  "sale or return",
"sale on approval",  "bill and hold", or other terms if Account Debtor's payment may be conditional;

      (j)   Accounts  for  which  the  Account   Debtor  is  a  Borrower's
Affiliate, officer, employee, or agent;

      (k)   Accounts in which the Account  Debtor  disputes  liability  or makes any claim  (but only up to the  disputed  or  claimed  amount),  or if the
Account Debtor is subject to an Insolvency Proceeding,  or becomes insolvent, or goes out of business;

      (l)   Accounts  owing from an Account Debtor with respect to which a
Borrower has received  Deferred Revenue (but only to the extent of such Deferred
Revenue); and

      (m)   Accounts  for which Bank in its good faith  business  judgment determines collection to be doubtful.

                                      -21-

      "EQUIPMENT" is all  "equipment" as defined in the Code with such additions to such term as may  hereafter be made,  and  includes  without  limitation  all machinery,  fixtures,  goods,  vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

      "ERISA" is the Employee  Retirement  Income  Security Act of 1974, and its
regulations.

      "EVENT OF DEFAULT" is defined in Section 8.

      "FUNDING  DATE" is any date on which a Credit  Extension  is made to or on account of a Borrower which shall be a Business Day.

      "FX BUSINESS DAY" is any day when (a) Bank's Foreign  Exchange  Department is conducting its normal  business and (b) the Foreign  Currency being purchased or sold by Borrower is  available  to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

      "FX FORWARD CONTRACT" is defined in Section 2.1.3.

      "FX RESERVE" is defined in Section 2.1.3.

      "GAAP"  is  generally  accepted  accounting  principles  set  forth in the opinions and  pronouncements of the Accounting  Principles Board of the American
Institute of Certified Public  Accountants and statements and  pronouncements of the Financial  Accounting  Standards  Board or in such other  statements by such other  Person as may be  approved  by a  significant  segment of the  accounting profession,  which  are  applicable  to  the  circumstances  as of the  date  of determination.

      "GENERAL  INTANGIBLES" is all "general intangibles" as defined in the Code in effect on the date hereof with such  additions to such term as may  hereafter be made,  and includes  without  limitation,  all  copyright  rights,  copyright applications,  copyright  registrations  and like  protections  in each  work of authorship and derivative work,  whether published or unpublished,  any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications  therefor,  whether  registered  or not, any trade  secret  rights, including any rights to unpatented inventions,  payment intangibles,  royalties, contract rights,  goodwill,  franchise  agreements,  purchase  orders,  customer lists, route lists,  telephone numbers,  domain names, claims,  income and other tax refunds,  security and other  deposits,  options to purchase or sell real or personal  property,  rights in all  litigation  presently or  hereafter  pending
(whether in contract, tort or otherwise),  insurance policies (including without limitation  key man,  property  damage,  and business  interruption  insurance), payments of insurance and rights to payment of any kind.

      "GOVERNMENTAL APPROVAL" is any consent,  authorization,  approval,  order, license, franchise, permit, certificate, accreditation,  registration, filing or notice,  of,  issued  by,  from or to, or other  act by or in  respect  of,  any
Governmental Authority.

      "GOVERNMENTAL  AUTHORITY" is any nation or government,  any state or other
political   subdivision   thereof,  any  agency,   authority,   instrumentality,
regulatory  body,  court,  central  bank or other entity  exercising  executive, legislative,  judicial,  taxing,  regulatory or  administrative  functions of or pertaining  to  government,  any  securities  exchange  and any  self-regulatory organization.

      "GUARANTOR"  is any  present  or  future  guarantor  of  the  Obligations, including GlobalOptions Group, Inc.

      "INDEBTEDNESS"  is (a)  indebtedness  for  borrowed  money or the deferred price of property or services,  such as reimbursement  and other obligations for surety bonds and letters of credit, (b) obligations  evidenced by notes,  bonds, debentures  or similar  instruments,  (c)  capital  lease  obligations,  and (d)
Contingent Obligations.

      "INSOLVENCY  PROCEEDING"  is any proceeding by or against any Person under the United States  Bankruptcy  Code, or any other  bankruptcy or insolvency law, including  assignments  for the benefit of creditors,  compositions,  extensions
generally  with  its   creditors,   or   proceedings   seeking   reorganization,
arrangement, or other relief.

      "INVENTORY"  is all  "inventory"  as  defined in the Code in effect on the date hereof  with such  additions  to such term as may  hereafter  be made,  and includes without  limitation all merchandise,  raw materials,  parts,  supplies,

                                      -22-

packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and  including any returned  goods and any documents of title representing any of the above.

      "INVESTMENT" is any beneficial ownership interest in any Person (including stock,  partnership  interest  or other  securities),  and any loan,  advance or capital contribution to any Person.

      "IP AGREEMENT" is each of (a) that certain Intellectual  Property Security
Agreement  executed and delivered by  GlobalOptions to Bank, dated as of October
12,  2006,  as  amended  from  time  to time  and  (b)  that  (a)  that  certain
Intellectual Property Security Agreement executed and delivered by Bode to Bank, dated of even date herewith, as amended from time to time.

      "LETTER  OF  CREDIT"  means a standby  letter of credit  issued by Bank or another institution based upon an application,  guarantee,  indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

      "LETTER OF CREDIT APPLICATION" is defined in Section 2.1.2(a).

      "LETTER OF CREDIT RESERVE" has the meaning set forth in Section 2.1.2(d).

      "LIEN" is a claim, mortgage, deed of trust, levy, charge, pledge, security interest  or other  encumbrance  of any kind,  whether  voluntarily  incurred or arising by operation of law or otherwise against any property.

      "LIQUIDITY" is defined in Section 6.9(a).

      "LOAN  DOCUMENTS"  are,  collectively,   this  Agreement,  the  Perfection
Certificates,  the IP Agreements,  any note, or notes or guaranties  executed by
Borrower or any  Guarantor,  and any other present or future  agreement  between
Borrower any Guarantor  and/or for the benefit of Bank in  connection  with this
Agreement, all as amended, restated, or otherwise modified.

      "MATERIAL  ADVERSE CHANGE" is (a) a material  impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral;
(b) a  material  adverse  change  in  the  business,  operations,  or  condition
(financial or otherwise) of either  Borrower;  (c) a material  impairment of the prospect of repayment of any portion of the Obligations or (d) Bank  determines, based upon  information  available to it and in its  reasonable  judgment,  that there is a reasonable  likelihood that either Borrower shall fail to comply with one or more of the financial  covenants in Section 6 during the next  succeeding financial reporting period.

      "NET CASH  BALANCE" is the  aggregate  average  daily cash  balance of the
Credit Parties at Bank minus all outstanding  Advances and minus the face amount of all outstanding Letters of Credit.

      "NET INCOME" means,  as calculated on a  consolidated  basis for Borrowers and their  Subsidiaries for any period as at any date of determination,  the net profit (or loss), after provision for taxes, of Borrowers and their Subsidiaries for such period taken as a single accounting period.

      "OBLIGATIONS" are any Credit Party's obligation to pay when due any debts, principal,  interest, Bank Expenses and other amounts any Credit Party owes Bank now or later,  whether under this Agreement,  the Loan Documents,  or otherwise, including,  without  limitation,  all obligations  relating to letters of credit
(including  reimbursement  obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts,  if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities,  or obligations  of any Credit Party  assigned to Bank,  and the  performance of any
Credit Party's duties under the Loan Documents.

      "PERMITTED  ACQUISITIONS"  include  (i)  acquisitions  by a  Borrower,  of substantially  all the stock or property of any Person or (ii)  acquisitions  by
Guarantor which result in substantially all of the stock or property of a Person being owned by a Borrower  following  the closing of such  transaction,  in each case where:

      (a)   Borrowers  have provided Bank with no less than 30 days notice prior to the closing of such  transaction,  which notice  includes the details of such transaction,  including,  without  limitation,  the  name of the  Person  that a

                                      -23-

Borrower or Guarantor, as the case may be, is acquiring, the total consideration for the  transaction  (broken out into line items for cash and other  property), the form of the transaction  (asset  purchase,  stock purchase or otherwise) and any other information reasonably requested by Bank;

      (b)   Borrowers  have  provided  Bank  with  lien  and  judgment  searches conducted by Borrowers on the Person being  acquired prior to the closing of the transaction (which shall include,  without limitation lien searches on any other names (prior  names,  d/b/a's or  otherwise) of such Person used within the past five years);

      (c)   The Net  Cash  Balance  is  greater  than  $5,000,000  prior  to and immediately following such transaction;

      (d)   The cash portion of the purchase  price in such  transaction  is not more than  $5,000,000 in the  aggregate,  including any  contingent  obligations
(other than earn out payments);

      (e)   The  aggregate  cash portion of the purchase  price paid in all such transactions since March 31, 2007, without limitation all, including  contingent obligations,  is not more than $15,000,000 in the aggregate (other than earn out payments);

      (f)   An Event of Default  has not  occurred  and is  continuing  or could reasonably be expected to result from such transaction; and

      (g)   The assets of the target  company in such  acquisition  are free and clear of all Liens that would not otherwise constitute Permitted Liens hereunder at the time of the closing of such transaction.

      "PERFECTION CERTIFICATE" is defined in Section 5.1.

      "PERMITTED INDEBTEDNESS" is:

      (a)   Borrowers'  Indebtedness  to Bank under this Agreement and the other
Loan Documents;

      (b)   Indebtedness  existing  on  the  Effective  Date  and  shown  on the
Perfection Certificate;

      (c)   Subordinated Debt;

      (d)   unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

      (e)   Indebtedness   incurred   as  a  result  of   endorsing   negotiable
instruments received in the ordinary course of business;

      (f)   Indebtedness secured by Permitted Liens; and

      (g)   extensions, refinancings, modifications, amendments and restatements of any items of Permitted  Indebtedness (a) through (f) above, provided that the principal  amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may
be.

      "PERMITTED INVESTMENTS" are:

      (a)   Investments shown on the Perfection  Certificate and existing on the
Effective Date;

      (b)   Cash Equivalents;

      (c)   Investments  consisting of the endorsement of negotiable instruments for deposit or collection or similar  transactions  in the ordinary  course of a
Borrower;

      (d)   Investments  consisting  of  deposit  accounts  in which  Bank has a perfected security interest;

                                      -24-

      (e)   Investments  accepted in  connection  with  Transfers  permitted  by
Section 7.1;

      (f)   Investments   consisting   of  (i)  travel   advances  and  employee
relocation loans and other employee loans and advances in the ordinary course of business,  and (ii) loans to  employees,  officers or directors  relating to the purchase  of equity  securities  of  Borrower  or its  Subsidiaries  pursuant to employee stock purchase  plans or agreements  approved by a Borrower's  Board of
Directors;

      (g)   Investments (including debt obligations) received in connection with the bankruptcy or  reorganization of customers or suppliers and in settlement of delinquent  obligations  of, and other  disputes  with,  customers  or suppliers arising in the ordinary course of business; and

      (h)   Investments  consisting of notes receivable of, or prepaid royalties and other credit extensions,  to customers and suppliers who are not Affiliates, in the ordinary  course of business;  provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary.

      "PERMITTED LIENS" are:

      (a)   Liens arising under this Agreement or other Loan Documents;

      (b)   Liens for taxes,  fees,  assessments or other government  charges or levies,  either not delinquent or being  contested in good faith and for which a
Borrower  maintains  adequate  reserves  on  Borrower's  Books,  if they have no priority over any of Bank's security interests;

      (c)   Purchase  money  Liens  securing  no  more  than  $50,000.00  in the aggregate  amount  outstanding  (i) on equipment  acquired or held by a Borrower incurred for financing the  acquisition  of the  equipment,  or (ii) existing on
equipment  when  acquired,   if  the  Lien  is  confined  to  the  property  and
improvements and the proceeds of the equipment;

      (d)   Leases  or  subleases  and  non-exclusive  licenses  or  sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

      (e)   Liens  incurred  in the  extension,  renewal or  refinancing  of the indebtedness  secured by Liens  described in (a) through (d), but any extension, renewal or  replacement  Lien must be limited to the property  encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any  individual,  sole  proprietorship,  partnership,  limited liability company, joint venture, company, trust,  unincorporated  organization, association,  corporation,  institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "PRIOR AGREEMENT" is defined in the preamble hereof.

      "REQUIREMENT OF LAW" is as to any Person,  the organizational or governing documents of such Person,  and any law  (statutory or common),  treaty,  rule or regulation or  determination  of an arbitrator or a court or other  Governmental
Authority,  in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "RESERVES"  means, as of any date of  determination,  such amounts as Bank may from time to time establish and revise in its good faith business  judgment, reducing the amount of Advances and other financial  accommodations  which would otherwise  be  available  to a  Borrower  (a)  to  reflect  events,  conditions, contingencies  or risks which,  as determined by Bank in its good faith business judgment,  do or may adversely  affect (i) the  Collateral or any other property which is security for the Obligations or its value (including without limitation any  increase  in  delinquencies  of  Accounts),  (ii) the  assets,  business or prospects of a Borrower or any  Guarantor,  or (iii) the security  interests and other rights of Bank in the Collateral (including the enforceability, perfection and  priority  thereof);  or (b) to reflect  Bank's  good faith  belief that any collateral  report  or  financial  information  furnished  by or on  behalf of a
Borrower or any Guarantor to Bank is or may have been incomplete,  inaccurate or misleading  in any  material  respect;  or (c) in  respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

                                      -25-

      "RESPONSIBLE  OFFICER" is any of the Chief Executive  Officer,  President,
Chief Financial Officer and Controller of a Borrower.

      "REVOLVING  LINE" is an Advance or Advances in an amount  equal to Fifteen
Million Dollars ($15,000,000.00).

      "REVOLVING LINE MATURITY DATE" is 364 days from the Effective Date.

      "SECURITIES  ACCOUNT" is any  "securities  account" as defined in the Code with such additions to such term as may hereafter be made.

      "SETTLEMENT DATE" is defined in Section 2.1.3.

      "SUBLIMIT AVAILABILITY AMOUNT" is $3,000,000.

      "SUBORDINATED DEBT" is indebtedness incurred by a Borrower subordinated to all of such  Borrower's  now or hereafter  indebtedness  to Bank  (pursuant to a subordination,  intercreditor,  or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

      "SUBSIDIARY"  means, with respect to any Person,  any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than  corporations) is owned or controlled  directly or indirectly by such
Person or one or more of Affiliates of such Person.

      "TRANSACTION  REPORT" is that certain report of transactions  and schedule of collections in the form attached hereto as EXHIBIT C.

      "TRANSFER" is defined in Section 7.1.

      "UNUSED REVOLVING LINE FACILITY FEE" is defined in Section 2.4(d).

                            [Signature page follows.]

                                      -26-

      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:

GLOBALOPTIONS, INC.

By
   ----------------------------------------
Name:
      -------------------------------------
Title:
       ------------------------------------

THE BODE TECHNOLOGY GROUP, INC.

By
   ----------------------------------------
Name:
      -------------------------------------
Title:
       ------------------------------------

BANK:

SILICON VALLEY BANK

By
   ----------------------------------------
Name:
      -------------------------------------
Title:
       ------------------------------------

                 [Signature page to Loan and Security Agreement]